UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): May 6, 2019

APTINYX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38535	45-4626057
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

909 Davis Street, Suite 600

Evanston, IL 60201

(Address of principal executive offices, including zip code)

(847) 871-0377

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	APTX	The Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2019, the Board of Directors (the “Board”) of Aptinyx Inc. (the “Company”) unanimously appointed Henry O. Gosebruch to the Board. Upon his appointment to the Board, Mr. Gosebruch became a member of the class of directors with terms expiring at the 2021 Annual Meeting of Stockholders of the Company. The Board has determined that Mr. Gosebruch qualifies as an independent director and is qualified to serve under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing rules of the Nasdaq Stock Market LLC. For his service on the Board, Mr. Gosebruch will receive the same compensation as other non-employee directors, as described in the Company’s most recent proxy statement filed with the SEC. Mr. Gosebruch has also entered into the Company’s standard form of indemnification agreement.

Mr. Gosebruch, age 46, has served as executive vice president and chief strategy officer at AbbVie Inc. (“AbbVie”), a global biopharmaceutical company since 2015. As a member of AbbVie’s executive team, he is responsible for corporate strategy, business development and acquisitions, search and evaluation, alliance management, early-stage collaborations, and the company’s corporate strategic venture capital arm, AbbVie Ventures. Prior to joining AbbVie, Mr. Gosebruch spent more than 20 years as a member of J.P. Morgan’s North American M&A Group, most recently as its co-head. Mr. Gosebruch graduated from the Wharton School at the University of Pennsylvania. The Company believes Mr. Gosebruch is qualified to serve on the Board based on his knowledge and expertise within the life sciences industry.

There are no arrangements or understandings between Mr. Gosebruch and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Gosebruch and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptinyx Inc.

Date: May 7, 2019	By:	/s/ Norbert G. Riedel
Norbert G. Riedel
President and Chief Executive Officer